UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 20, 2015

REVETT MINING INC.
(Exact name of small business issuer in its charter)

Delaware	46-4577805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other

On January 19, 2015, Revett Mining Company Inc. (the “Company”) announced that it will place the Troy Mine on care and maintenance due to low metals prices. Development work to the I Beds will cease immediately and milling operations will continue through to the end of January 2015. An orderly shutdown will take place during the month of February with the expectation that development and operations may resume in a more favorable metals price environment.

Since resuming milling operations in mid-November 2014, the Company has produced 27,053 ounces of silver and 159,121 pounds of copper to date from limited mining operations in the C Beds. An additional estimated 40,000 tons of ore will be processed through the mill as part of the orderly shutdown. The I Bed development drift has been extended beyond the North C Bed production area with 5,400 feet of development drifting remaining to reach I Bed mineralization.

Item 9.01 Financial Statements and Exhibits.

99.1	Registrant’s press release dated January 19, 2015

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS INC

Date: January 19, 2015	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer